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                              EXHIBITS 5.1 AND 23.2

                        [JONES & KELLER, P.C. LETTERHEAD]

                                January 22, 1998

MegaBank Financial Corporation
8100 E. Arapahoe Road
Englewood, Colorado 80112

Re:      Registration Statement on Form SB-2 - Amendment No. 1
         SEC File No. 333-42189

Ladies and Gentlemen:

         In connection with Amendment No. 1 to the Registration Statement on Form SB-2 filed by MegaBank Financial Corporation (the "Company") and MB Capital I ("MB Capital") with the Securities and Exchange Commission on January 22, 1998 relating to a public offering by MB Capital of up to 1,200,000 % Cumulative Preferred Securities (the "Preferred Securities"), please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado.

         2. The Guarantee, when executed and delivered as contemplated by the Registration Statement, and the Junior Subordinated Debentures, when issued and paid for as contemplated by the Registration Statement, will be validly issued obligations of the Company enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

         Capitalized terms used herein shall have the definitions given to such terms in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the headings "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

                                       Very truly yours,

                                       /s/ JONES & KELLER, P.C.

                                       JONES & KELLER, P.C.